Exhibit 10.2

[FORM OF]

SECOND AMENDED AND RESTATED
ADVISORY AGREEMENT

by and among

PASSCO APARTMENT REIT, INC.

and

PASSCO ADVISORS, LLC

[_______________], 2010

(i)

11.02.	Conditions to Completion of Business Combination	16

SECTION 12 THE PASSCO NAME		16

SECTION 13 TERM AND TERMINATION OF THE AGREEMENT		17
13.01.	Term	17
13.02.	Termination by Either Party	17
13.03.	Payments on Termination and Survival of Certain Rights and Obligation	17

SECTION 14 ASSIGNMENT		17

SECTION 15 INDEMNIFICATION AND LIMITATION OF LIABILITY		18
15.01.	In General	18
15.02.	Conditions to Indemnification	18
15.03.	Limitations on Indemnification	18
15.04.	Conditions to Payment of Expenses	19

SECTION 16 MISCELLANEOUS		19
16.01.	Notices	19
16.02.	Modification	20
16.03.	Severability	20
16.04.	Construction	20
16.05.	Entire Agreement	20
16.06.	Waiver	20
16.07.	Gender	20
16.08.	Titles Not to Affect Interpretation	20
16.09.	Counterparts	21

(ii)

AMENDED AND RESTATED
ADVISORY AGREEMENT

This Second Amended and Restated Advisory Agreement, dated as of [              ], 2010 (the “Agreement”), is between Passco Apartment REIT, Inc., a Maryland corporation (“PAR”), Passco Apartment REIT Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and Passco Advisors, LLC, a California limited liability company (the “Advisor”).  PAR, the Operating Partnership and their subsidiaries are collectively referred to herein as the “Company.”

W I T N E S S E T H

WHEREAS, the parties wish to amend and restate the first Amended and Restated Advisory Agreement dated October 1, 2009; and

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

SECTION 1
DEFINITIONS

The following defined terms used in this Agreement shall have the meanings specified below:

“Acquisition Expenses” means any and all expenses, excluding Acquisition Fees, incurred by the Company, the Advisor or any Affiliate of either in connection with the selection, acquisition, origination or development of any Investment or Loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on Investments and Loans not acquired or originated, accounting fees and expenses and title insurance premiums.

“Acquisition Fees” means the fees payable to the Advisor pursuant to Sections 8.01 and 8.02 plus all other fees and commissions, excluding Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with the purchase, origination, development or construction of any Investment or Loan by the Company, including real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature.  Acquisition Fees do not include Development Fees and Construction Fees paid to any Person not Affiliated with the Advisor in connection with the actual development and construction of a Property.

“Advisor” means (i) Passco Advisors, LLC, a California limited liability company, or (ii) any successor advisor to the Company.

“Affiliate or Affiliated” means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Appraised Value” means the value according to an appraisal made by an Independent Appraiser.

“Asset Management Fee” shall have the meaning set forth in Section 8.03.

“Average Invested Assets” means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Investments and Originated Loans before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“Board” means the board of directors of PAR, as of any particular time.

“Bridge Loan” means a loan obtained by the Company during an Offering to acquire or originate Investments or Loans in advance of raising the necessary funds for such Investment or Loan from the Offering, which is intended to be repaid from the net proceeds of the Offering as they become available.

“Bylaws” means the bylaws of PAR, as amended from time to time.

“Charter” means the articles of incorporation of PAR, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.  Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Company” means, collectively, Passco Apartment REIT, Inc., a Maryland corporation, Passco Apartment REIT Operating Partnership, LP, a Delaware limited partnership, and any of their subsidiaries.

“Competitive Real Estate Commission” means a real estate or brokerage commission paid for the purchase or sale of property that is reasonable, customary and competitive in light of the size, type and location of the property.

“Conflicts Committee” shall have the meaning set forth in PAR’s Charter.

“Construction Fee” means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitation on a Property.

“Contract Sales Price” means the total consideration received by the Company for the sale of an Investment or Loan.

“Cost of Investments and Loans” means the sum of (i) with respect to Investments or Loans wholly owned, directly or indirectly, by the Company, the purchase price of the Investments (inclusive of any development costs, construction costs and any debt assumed in connection with the acquisition) and the amount of any Loan originated and (ii) in the case of Investments or Loans owned by any Joint Venture or any partnership in which the Company is a partner, the portion of the purchase price of the Investments (inclusive of any development costs, construction costs and any debt assumed in connection with the acquisition) and the amount of any Loan originated that is attributable to the Company’s investment in the Joint Venture or partnership.

“Dealer Manager” means (i) PASSCO Capital, Inc., a California corporation, or (ii) any successor dealer manager to the Company.

“Development Fee” means a fee for the packaging of a Property, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.

“Director” means a member of the board of directors of PAR.

“Disposition Fee” shall have the meaning set forth in Section 8.04.

“Distributions” means any distributions of money or other property by PAR to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

“GAAP” means accounting principals generally accepted in the United States.

“Gross Proceeds” means the aggregate purchase price of all Shares sold for the account of PAR through an Offering, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses.  For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to PAR are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the prospectus or private placement memorandum for such Offering without reduction.

“Independent Appraiser” means a Person with no material current or prior business or personal relationship with the Advisor or the Directors, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.  Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers (M.A.I.) or the Society of Real Estate Appraisers (S.R.E.A.) shall be conclusive evidence of such qualification.

“Investments” means any investments by the Company in Property and Other Real Estate Related Assets.

“Joint Venture” means any joint venture, limited liability company or other Affiliate of the Company that owns, in whole or in part, on behalf of the Company any Investments or Originated Loans.

“Listed” or “Listing” shall have the meaning set forth in PAR’s Charter.

“Loans” means mortgage loans and other types of debt financing secured by an interest in real property, including, without limitation, mezzanine loans, B-notes, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans, loans on leasehold interests, and participations in such loans.

“NASAA Guidelines” means the NASAA Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007 and in effect on the date hereof.

“Net Income” means, for any period, the total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company’s assets.

“Offering” means any offering of Shares for sale by the Company, excluding Shares offered under any employee benefit plan, whether such offering is a public offering or a private placement.

“Operating Expenses” means all costs and expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to the operation of the Company or to Company business, including fees paid to the Advisor, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad loan reserves, (v) incentive fees paid in compliance with Section IV.F. of the NASAA Guidelines and (vi) Acquisition Fees and Acquisition Expenses, (vii)  real estate commissions on the Sale of Property, and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

“Operating Partnership” means Passco Apartment REIT Operating Partnership, LP, a Delaware limited partnership formed to own Investments and Loans on behalf of the Company.

“Organization and Offering Expenses” means all expenses incurred by or on behalf of the Company in connection with the formation of the Company or in connection with an Offering, and the marketing and distribution of Shares, whether incurred before or after the date of this Agreement, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), any expense allowance granted by the Company to the underwriter or any reimbursement of expenses of the underwriter by the Company, expenses for printing, engraving and amending registration statements or private placement memoranda or supplementing prospectuses or private placement memoranda, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes relating to the filing, registration and qualification of the sale of the Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

“Originated Loans” means Loans originated by the Company or a Joint Venture, rather than Loans acquired by the Company or a Joint Venture.

“Origination Fees” means the fee payable to the Advisor pursuant to Section 8.02 plus all other fees and commissions, excluding Acquisition Expenses, paid by any Person to any Person in connection with making or investing in any Loan by the Company.

“Other Real Estate-Related Assets” means any investments by the Company in (i) any Loan not constituting an Originated Loan, (ii) real estate securities such as common stocks, preferred stocks and options to acquire stock in REITs and other real estate companies and (iii) debt and derivative securities related to real estate assets including mortgage-backed securities, collateralized debt obligations, debt securities issued by real estate companies and credit default swaps.

“Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Property” means any real property or properties transferred or conveyed to the Company or the Partnership, either directly or indirectly, including through ownership interests in a Joint Venture or partnership.

“Property Manager” means an entity that has been retained to perform and carry out at one or more of the Properties property-management services, excluding persons, entities or independent contractors retained or hired to perform facility management or other services or tasks at a particular Property, the costs for which are passed through to and ultimately paid by the tenant at such Property.

“REIT” means a “real estate investment trust” under Sections 856 through 860 of the Code.

“Sale” means (i) any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys, or relinquishes its ownership of any Investment or Originated Loan or portion thereof, including the transfer of any Property that is the subject of a ground lease, and including any event with respect to any Investment or Originated Loan that gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture or any partnership in which it is a partner; or (C) any Joint Venture or any partnership in which the Company is a partner, sells, grants, transfers, conveys, or relinquishes its ownership of any Investment or Originated Loan or portion thereof, including any event with respect to any Investment or Originated Loan that gives rise to insurance claims or condemnation awards, but (ii) not including any transaction or series of transactions specified in clause (i) (A), (i) (B), or (i) (C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Investments or Originated Loans within 180 days thereafter.

“SEC” means the United States Securities and Exchange Commission.

“Selling Commissions” mean any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to the Dealer Manager.

“Shares” means shares of common stock of PAR, par value $.01 per share.

“Soliciting Dealers” means those broker-dealers that are members of the Financial Industry Regulatory Authority, or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager to sell Shares.

“Stockholders” means the registered holders of the Shares.

“Subscription Processing Fee” shall have the meaning set forth in Section 8.07.

“Termination Date” means the date of termination of the Agreement determined in accordance with Section 13.

“Third-Party Development Fees” means development fees, construction fees and other similar fees paid to any Person not affiliated with the Advisor in connection with the development or construction of a Property.

“2%/25% Guidelines” means the requirement pursuant to the NASAA Guidelines that, in any period of four consecutive fiscal quarters, total Operating Expenses not exceed the greater of 2% of the Company’s Average Invested Assets during such 12-month period or 25% of the Company’s Net Income over the same 12-month period.

SECTION 2
APPOINTMENT

The Company hereby appoints the Advisor to serve as its advisor and asset manager on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

SECTION 3
DUTIES OF THE ADVISOR

The Advisor is responsible for managing, operating, directing and supervising the operations and administration of the Company and its assets.  The Advisor undertakes to use commercially reasonable efforts to present to the Company potential investment opportunities and to provide the Company with a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board.  Subject to the limitations set forth in this Agreement, including Section 4, and the continuing and exclusive authority of the Board over the management of the Company, the Advisor shall, either directly or by engaging an Affiliate or third party, perform the following duties:

3.01  Organizational and Offering Services.  The Advisor shall perform all services related to the organization of the Company or any Offering of the Company’s securities, other than services that (i) are to be performed by the Dealer Manager, (ii) the Company elects to perform directly or (iii) would require the Advisor to register as a broker-dealer with the SEC or any state.

3.02.  Acquisition and Origination Services.

(i)   Serve as the Company’s investment and financial advisor;

(ii)   Subject to Section 4 and the investment objectives and policies of the Company: (a) locate, analyze and select potential Investments and Originated Loans; (b) structure and negotiate the terms and conditions of Investments and Originated Loans; (c) acquire Investments and originate Loans on behalf of the Company; and (d) arrange for financing and refinancing and make other changes in the asset or capital structure of Investments and Originated Loans.

(iii)   When reasonably requested, provide the Board with reports regarding prospective investments;

(iv)   Deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the Company’s Investments and Originated Loans; and

(v)   Negotiate and execute approved Investments and Originated Loans.

3.03.  Asset Management Services.

(i)   Real Estate and Related Services:

(a)   Select and, on behalf of the Company, engage and conduct business with (including enter contracts with) such Persons as the Advisor deems necessary to the proper performance of its obligations as set forth in this Agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, Property Managers and any and all Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services;

(b)   Negotiate and service the Company’s debt facilities and other financings;

(c)   Monitor and evaluate the performance of each asset of the Company and the Company’s overall portfolio of assets and, where appropriate, obtain reports (which may be prepared by the Advisor or its Affiliates) concerning the value of the Investments and Originated Loans of the Company,

(d)   Consult with PAR’s officers and the Board and assist the Board in the formulation and implementation of the Company’s strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of Investments and Originated Loans on an overall portfolio basis;

(e)   Oversee the performance by the Property Managers of their duties, including collection and proper deposits of rental payments and payment of Property expenses and maintenance;

(f)   Coordinate and manage relationships between the Company and any Joint Venture partners; and

(ii)   Accounting and Other Administrative Services:

(a)   Provide the day-to-day management of the Company and perform and supervise the various administrative functions reasonably necessary for the management of the Company;

(b)   At any time reasonably requested by the Board, make reports to the Board on the Advisor’s performance of services to the Company under this Agreement;

(c)   Provide or arrange for any administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;

(d)   Maintain accounting and other record-keeping functions at the Company and investment levels, including information concerning the activities of the Company as shall be required to prepare and to file all periodic financial reports, tax returns and any other information required to be filed with the SEC, the Internal Revenue Service and any other regulatory agency;

(e)   Maintain and preserve all appropriate books and records of the Company;

(f)   Provide tax and compliance services and coordinate with appropriate third parties, including the Company’s independent auditors and other consultants, on related tax matters;

(g)   Provide the Company with all necessary cash management services;

(h)   Manage and coordinate with the transfer agent the monthly dividend process and payments to Stockholders;

(i)   Consult with PAR’s officers and the Board and assist the Board in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

(j)   Consult with PAR’s officers and the Board relating to, and assist in implementing, corporate governance structure and appropriate policies and procedures in compliance with applicable regulatory structures, including but not limited to compliance with the Sarbanes-Oxley Act of 2002, if applicable;

(k)   Perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law, including federal and state securities laws and the Sarbanes-Oxley Act of 2002, if applicable;

(l)   Notify the Board of all proposed material transactions before they are completed; and

(m)   Do all things necessary to assure its ability to render the services described in this Agreement.

3.04.   Stockholder Services.

(i)   Manage services for and communications with Stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications;

(ii)   Oversee the performance of the transfer agent and registrar;

(iii)   Establish technology infrastructure to assist in providing Stockholder support and service; and

(iv)   Consistent with Section 3.01, the Advisor shall perform the various subscription processing services reasonably necessary for the admission of new Stockholders.

3.05.   Other Services.  Except as provided in Section 7, the Advisor shall perform any other services reasonably requested by the Board, and such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Conflicts Committee, subject to the limitations contained in the Charter,

SECTION 4
AUTHORITY OF ADVISOR

4.01.   Powers of the Advisor.  Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Directors over the management of the Company, the Directors hereby delegate to the Advisor the authority to perform the services described in Section 3.  The Advisor shall have the power to delegate all or any part of its rights and powers to manage and control the business and affairs of the Company to such officers, employees, Affiliates, agents and representatives of the Advisor or the Company as it may deem appropriate.  Any authority delegated by the Advisor to any other Person shall be subject to the limitations on the rights and powers of the Advisor specifically set forth in this Agreement or the Charter.

4.02.   Approval by the Board.  Notwithstanding the foregoing, the Advisor may not take any action on behalf of the Company without the prior approval of the Board or duly authorized committees thereof if the Charter or Maryland General Corporation Law require the prior approval of the Board.  The acquisition or disposition of any Investment and the origination of any Loan, including any financing of such Investment or Loan, will require the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be.  The prior approval of a majority of the Conflicts Committee and a majority of the Directors not otherwise interested in the transaction will be required for each transaction to which the Advisor or its Affiliates is a party.

4.03.   Modification or Revocation of Authority of Advisor.  The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority or approvals set forth in Section 3 and this Section 4; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.

SECTION 5
BANK ACCOUNTS

The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor.  The Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and the independent auditors of the Company.

SECTION 6
RECORDS AND FINANCIAL STATEMENTS

The Advisor, in the conduct of its responsibilities to the Company, shall maintain adequate and separate books and records for the Company’s operations in accordance with GAAP, which shall be supported by sufficient documentation to ascertain that such books and records are properly and accurately recorded.  Such books and records shall be the property of the Company and shall be available for inspection by the Board and by counsel, auditors and other authorized agents of the Company, at any time or from time to time during normal business hours.  Such books and records shall include all information necessary to calculate and audit the fees or reimbursements paid under this Agreement.  The Advisor shall utilize procedures to attempt to ensure such control over accounting and financial transactions as is reasonably required to protect the Company’s assets from theft, error or fraudulent activity.  All financial statements that the Advisor delivers to the Company shall be prepared on an accrual basis in accordance with GAAP, except for special financial reports that by their nature require a deviation from GAAP.  The Advisor shall cooperate with the Company’s officers and independent auditors and shall provide such officers and auditors with the reports and other information that they reasonably request, subject to the direction of the Board.

SECTION 7
LIMITATION ON ACTIVITIES

Notwithstanding any provision in this Agreement to the contrary, the Advisor shall not take any action that, in its sole judgment made in good faith, would (i) adversely affect the ability of the PAR to qualify or continue to qualify as a REIT under the Code, (ii) subject the Company to regulation under the Investment Company Act of 1940, as amended, (iii) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its Shares or its other securities, (iv) require the Advisor to register as a broker-dealer with the SEC or any state, or (v) violate the Charter or Bylaws.  In the event an action that would violate (i) through (v) of the preceding sentence but such action has been ordered by the Board, the Advisor shall notify the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board.  In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given.

SECTION 8
FEES

8.01.   Acquisition Fees.  As compensation for the investigation, selection and acquisition (by purchase, investment or exchange) of Investments, the Company shall pay an Acquisition Fee to the Advisor for each such acquisition.  With respect to the acquisition of an Investment to be wholly owned by the Company, the Acquisition Fee payable to the Advisor shall equal 2.0% of the purchase price of the Investment (inclusive of any development costs, construction costs and any debt assumed in connection with the acquisition).  With respect to the acquisition of an Investment through any Joint Venture or any partnership in which the Company is a partner, the Acquisition Fee payable to the Advisor shall equal 2.0% of the portion of the purchase price of the Investments (inclusive of any development costs, construction costs and any debt assumed in connection with the acquisition) that is attributable to the Company’s investment in the Joint Venture or partnership.  Notwithstanding anything herein to the contrary, the payment of Acquisition Fees by the Company shall be subject to the limitations contained in the PAR’s Charter.  The Advisor shall submit an invoice to the Company at, or following the closing or closings of each acquisition, accompanied by a computation of the Acquisition Fee.  The Acquisition Fee payable to the Advisor shall be paid at the later of (i) the closing of the acquisition or (ii) upon receipt of the invoice by the Company.  The Company will not pay an Acquisition Fee to the Advisor with respect to any transaction in which the Company is required to pay an Origination Fee to the Advisor pursuant to the provisions of Section 8.02, or for the acquisition of an Investment from the Advisor or its Affiliates.

8.02.   Origination Fees.  As compensation for the investigation, selection, sourcing and origination of Originated Loans, the Company shall pay an Origination Fee to the Advisor for each such origination.  With respect to the origination of a Loan to be wholly owned by the Company, the Origination Fee payable to the Advisor shall equal 1% of the amount of the Originated Loan.  With respect to the origination of a Loan through any Joint Venture or any partnership in which the Company is a partner, the Origination Fee payable to the Advisor shall equal 1% of the amount of the Originated Loan that is attributable to the Company’s investment in the Joint Venture or partnership.  The Company will not pay an Origination Fee to the Advisor with respect to any transaction pursuant to which the Company is required to pay the Advisor an Acquisition Fee.  Notwithstanding anything herein to the contrary, the payment of Origination Fees by the Company shall be subject to the limitations on Acquisition Fees contained in (and defined in) the PAR’s Charter.  The Advisor shall submit an invoice to the Company at, or following the closing or closings of each Loan, accompanied by a computation of the Origination Fee.  The Origination Fee payable to the Advisor shall be paid at the later of (i) the closing of the Originated Loan or (ii) upon receipt of the invoice by the Company.

8.03.   Asset Management Fee.  The Company shall pay the Advisor as compensation for the services described in Section 3.03 a monthly fee (the “Asset Management Fee”) in an amount equal to one-twelfth of 0.75% of the Cost of Investments and Loans as of the end of the preceding month.  The Advisor shall submit a monthly invoice to the Company, accompanied by a computation of the Asset Management Fee for the applicable period.  The Asset Management Fee shall be payable on the last day of such month, or the first business day following the last day of such month.  The Asset Management Fee may or may not be taken, in whole or in part, as to any month in the sole discretion of the Advisor.  All or any portion of the Asset Management Fee not taken as to any month shall be deferred without interest and may be paid in such other month as the Advisor shall determine; provided, however, that if this Agreement is terminated for any reason, any amounts deferred shall be due and payable at that time.

8.04.   Disposition Fees.  If the Advisor or any of its Affiliates provide a substantial amount of services (as determined by the Conflicts Committee) in connection with a Sale, the Advisor or such Affiliate shall receive a fee at the closing (the “Disposition Fee”) equal to 2% of the Contract Sales Price.  The payment of any Disposition Fees by the Company shall be subject to the limitations contained in the PAR’s Charter.  Any Disposition Fee payable under this Section 8.04 may be paid in addition to any real estate commissions paid to non-Affiliates, provided that the total of the Disposition Fees and any real estate commissions paid to all Persons by the Company for each Property shall not exceed an amount equal to the lesser of (i) 6% of the aggregate Contract Sales Price of each Property or (ii) the Competitive Real Estate Commission for each Property.  Substantial assistance in connection with the sale of a Property includes the Advisor’s preparation of an investment package for the Property (including a new investment analysis and rent rolls) or such other substantial services performed by the Advisor in connection with a sale.

8.05.   Bridge Loan Financing Fee.  As compensation for obtaining, negotiating and closing any Bridge Loan, the Advisor shall receive a fee equal to 1% of the principal amount of such Bridge Loan obtained for the Company, which shall be in addition to any Acquisition Fee or Origination Fee paid in connection with the transaction.  The 1% will be payable to the Advisor whether or not an outside loan broker is used.  If an outside loan broker is used, the Advisor will pay the broker’s fee out of the 1% it receives.  No fee shall be due under this Section 8.05 until such time as the Company has invested all net proceeds from any Offering.

8.06.   Permanent Financing Fee.  As compensation for obtaining, negotiating and closing any loan or line of credit with a term of at least 5 years used to acquire, originate or refinance Investments or Loans, the Advisor shall receive a fee equal to 1% of the principal amount of such loan obtained for the Company, which shall be in addition to any Acquisition Fee or Origination Fee paid in connection with the transaction.  The 1% will be payable to the Advisor whether or not an outside loan broker is used.  If an outside loan broker is used, the Advisor will pay the broker’s fee out of the 1% it receives.  No fee shall be due under this Section 8.06 in connection with (i) the refinancing of an Investment for which the Advisor  previously received a permanent financing fee pursuant to this Section 8.06 within the previous 4 years or (2) loan proceeds from any line of credit until such time as the Company has invested all net proceeds from any Offering.

8.07.   Operating Partnership Interests.  An Affiliate of the Advisor has made a capital contribution of $1,000 to the Operating Partnership in exchange for a special class of limited partnership interests (the “Special OP Units”). Upon the earliest to occur of the termination of this Agreement for Cause, a Termination Event or a Listing, all of the Special OP Units shall be redeemed by the Operating Partnership in accordance with the terms of the Operating Partnership Agreement.

8.08.   Fee for Other Services.  The Fee for other services performed by the advisor pursuant to Section 3.05 shall be at such rates and in such amounts as are agreed by the Advisor and the Conflicts Committee, subject to the limitations contained in the Charter.

SECTION 9
EXPENSES

9.01.   General.  In addition to the compensation paid to the Advisor pursuant to Section 8, the Company shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor or its Affiliates on behalf of the Company or in connection with the services provided to the Company pursuant to this Agreement, including, but not limited to:

(i)   All Organization and Offering Expenses; provided, however, that the Company shall not reimburse the Advisor to the extent such reimbursement would cause the total amount spent by the Company on Organization and Offering Expenses to exceed 15% of the Gross Proceeds raised as of the date of the reimbursement and provided further that within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company to the extent the Company incurred Organization and Offering Expenses exceeding 15% of the Gross Proceeds raised in the completed Offering;

(ii)   Acquisition Fees and Acquisition Expenses incurred in connection with the selection, acquisition or origination of Investments and Loans, including such expenses incurred related to assets pursued or considered but not ultimately acquired by the Company, subject to the 6.0% limitation on Acquisition Fees and Acquisition Expenses contained in the PAR’s Charter;

(iii)   The actual out-of-pocket cost of goods and services used by the Company and obtained from entities not Affiliated with the Advisor;

(iv)   Interest and other costs for borrowed money, including discounts, points and other similar fees;

(v)   Taxes and assessments on income or Properties, taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its business, assets or income;

(vi)   Out-of-pocket costs associated with insurance required in connection with the business of the Company or by its officers and Directors;

(vii)   Expenses of managing, improving, developing, operating and selling Properties and other assets owned by the Company, whether or not payable to an Affiliate;

(viii)   All out-of-pocket expenses in connection with payments to the Board and meetings of the Board and Stockholders;

(ix)   Personnel and related employment costs incurred by the Advisor or its Affiliates in performing the services described in Section 3, including but not limited to reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services, provided that no reimbursement shall be made for the costs of such employees of the Advisor or its Affiliates to the extent that such employees perform services for which the Advisor receives Acquisition Fees, Origination Fees or Disposition Fees, or for the wages and benefits of the Company's executive officers;

(x)   Out-of-pocket expenses of providing services for and maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xi)   Audit, accounting and legal fees, and other fees for professional services relating to the operations of the Company and all such fees incurred at the request, or on behalf of, the Board, the Conflicts Committee or any other committee of the Board;

(xii)   Out-of-pocket costs for the Company to comply with all applicable laws, regulations and ordinances;

(xiii)   Expenses connected with payments of Distributions made or caused to be made by the Company to the Stockholders;

(xiv)   Expenses of organizing, merging, liquidating or dissolving the Company or of amending the Charter, the Bylaws and other organizational documents; and

(xv)   All other out-of-pocket costs incurred by the Advisor in performing its duties hereunder.

9.02.   Timing of and Additional Limitations on Reimbursements.

(i)   Expenses incurred by the Advisor on behalf of the Company and reimbursable pursuant to this Section 9 shall be reimbursed no less than monthly to the Advisor.  The Advisor shall prepare a statement documenting the expenses of the Company during each quarter and shall deliver such statement to the Company within 45 days after the end of each quarter.

(ii)   Commencing four fiscal quarters after the Company’s acquisition of its first real estate asset, the following limitation on Operating Expenses shall apply: The Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year unless the Conflicts Committee determines that such excess was justified, based on unusual and nonrecurring factors that the Conflicts Committee deems sufficient.  If the Conflicts Committee does not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company or, with the approval of the Conflicts Committee, subtracted from the Operating Expenses reimbursed during the subsequent fiscal quarter.  If the Conflicts Committee determines such excess was justified, then, within 60 days after the end of any fiscal quarter of the Company for which total reimbursed Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor, at the direction of the Conflicts Committee, shall cause such fact to be disclosed to the Stockholders in writing (or PAR shall disclose such fact to the Stockholders in the next quarterly report of PAR or by filing a Current Report on Form 8-K with the SEC within 60 days of such quarter end), together with an explanation of the factors the Conflicts Committee considered in determining that such excess expenses were justified.  PAR will ensure that such determination will be reflected in the minutes of the meetings of the Board.  All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.

SECTION 10
RELATIONSHIP OF ADVISOR AND COMPANY;
OTHER ACTIVITIES OF THE ADVISOR

10.01.   Relationship.  The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers.  Nothing herein contained shall prevent the Advisor and its Affiliates from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates.  Nor shall this Agreement limit or restrict the right of any manager, director, officer, employee or equityholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person.  The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein.  The Advisor shall promptly disclose to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, that creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person.

10.02.   Time Commitment.  The Advisor shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Company such time as shall be reasonably necessary to conduct the business and affairs of the Company in an appropriate manner consistent with the terms of this Agreement.  The Company acknowledges that the Advisor and its Affiliates and their respective employees, officers and agents may also engage in activities unrelated to the Company and may provide services to Persons other than the Company or any of its Affiliates.

10.03.   Investment Opportunities and Allocation.  The Advisor shall be required to use commercially reasonable efforts to present a continuing and suitable investment program to the Company that is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of character that, if presented to the Company, could be taken by the Company.

SECTION 11
BUSINESS COMBINATION

11.01.   Business Combination between PAR and Advisor.  PAR shall consider becoming a self-administered REIT once the PAR’s assets and income are, in the view of the Board, of sufficient size such that internalizing the management functions performed by the Advisor is in the best interests of PAR and the Stockholders.  If the Board should make this determination in the future, PAR shall pay one-half, and the Advisor shall pay the other one-half, of the costs of an independent investment banking firm.  This firm shall jointly advise PAR and the Advisor on the value of the Advisor.  After the investment banking firm completes its analyses, PAR shall require it to prepare a written report and make a formal presentation to the Board.  Following the presentation by the investment banking firm, the Conflicts Committee shall consider a possible business combination with the Advisor.  The Board shall, subject to applicable law, delegate all of its decision-making power and authority to the Conflicts Committee with respect to matters relating to a possible business combination with the Advisor.  The Conflicts Committee also shall be authorized to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of the Advisor regarding a possible business combination with the Advisor.

11.02.   Conditions to Completion of Business Combination.  Before PAR may complete any business combination with the Advisor in accordance with this Section 11, the following three conditions shall be satisfied:

(i)   the Conflicts Committee receives an opinion from a qualified investment banking firm, separate and distinct from the firm jointly retained by PAR and the Advisor to provide a valuation analysis in accordance with Section 11.01, concluding that the consideration to be paid to acquire the Advisor is fair to the Stockholders from a financial point of view;

(ii)   the Conflicts Committee and the Board determine that such business combination is advisable and in the best interests of PAR and the Stockholders; and

(iii)   Such business combination is approved by the Stockholders entitled to vote thereon in accordance with PAR’s Charter and Bylaws.

SECTION 12
THE PASSCO NAME

The Advisor and its Affiliates have a proprietary interest in the name “PASSCO.” The Advisor hereby grants to the Company a non-transferable, non-assignable, non-exclusive royalty-free right and license to use the name “PASSCO” during the term of this Agreement.  Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or one of its Affiliates to perform advisory services for the Company, the Company will, promptly after receipt of written request from the Advisor, cease to conduct business under or use the name “PASSCO” or any derivative thereof and the Company shall change its name and the names of any of its subsidiaries to a name that does not contain the name “PASSCO” or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any its Affiliates.  At such time, the Company will also make any changes to any trademarks, servicemarks or other marks necessary to remove any references to the word “PASSCO.” Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having “PASSCO” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company.

SECTION 13
TERM AND TERMINATION OF THE AGREEMENT

13.01.   Term.  This Agreement shall have an initial term of one year from the date hereof and may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties.  The Company (acting through the Conflicts Committee) will evaluate the performance of the Advisor annually before renewing this Agreement, and each such renewal shall be for a term of no more than one year.  Any such renewal must be approved by the Conflicts Committee.

13.02.   Termination by Either Party.  This Agreement may be terminated upon 60 days written notice without cause or penalty by either the Company (acting through the Conflicts Committee) or the Advisor.  The provisions of Sections 1, 12, 13, 15 and 16 shall survive termination of this Agreement.

13.03.   Payments on Termination and Survival of Certain Rights and Obligations.  Payments to the Advisor pursuant to this Section 13.03 shall be subject to the 2%/25% Guidelines to the extent applicable.

(i)   After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company, within 30 days after the effective date of such termination, all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement.

(ii)   The Advisor shall promptly upon termination:

(a)   pay over to the Company all money collected pursuant to this Agreement, if any, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(b)   deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(c)   deliver to the Board all assets and documents of the Company then in the custody of the Advisor; and

(d)   cooperate with the Company to provide an orderly transition of advisory functions provided that it is reimbursed for reasonable expenses in connection therewith.

SECTION 14
ASSIGNMENT

This Agreement may be assigned by the Advisor to an Affiliate with the consent of the Conflicts Committee.  The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board.  This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization that is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement.

SECTION 15
INDEMNIFICATION AND LIMITATION OF LIABILITY

15.01.   In General.  The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective directors (the “Indemnitees,” and each an “Indemnitee”), from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland, the Charter or the provisions of Section II.G of the NASAA REIT Guidelines.  In addition, the Company shall indemnify and hold harmless the officers of the Company and the Advisor and its Affiliates from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland or the Charter.

15.02.   Conditions to Indemnification.  Notwithstanding the foregoing, the Company shall not provide for indemnification of an Indemnitee for any liability or loss suffered by such Indemnitee, nor shall they provide that an Indemnitee be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i)   the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company;

(ii)   the Indemnitee was acting on behalf of, or performing services for, the Company;

(iii)   such liability or loss was not the result of negligence or misconduct by the Indemnitee; and

(iv)   such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from the Stockholders.

15.03.   Limitations on Indemnification.  Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such Indemnitee unless one or more of the following conditions are met:

(i)   there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee;

(ii)   such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or

(iii)   a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of PAR or the Operating Partnership were offered or sold as to indemnification for violations of securities laws.

15.04.   Conditions to Payment of Expenses.  The Company will pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding for which indemnification is being sought only if all of the following conditions are satisfied:

(i)   the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

(ii)   the Indemnitee provides the Company with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Corporation set forth in Sections 15.02 and 15.03, as applicable;

(iii)   the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and

(iv)   the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.

SECTION 16
MISCELLANEOUS

16.01.   Notices.  Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws or is accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Company or the Board:

Passco Apartment REIT, Inc.
96 Corporate Park, Suite 200
Irvine, California 92606

To the Advisor:

Passco Advisors, LLC
96 Corporate Park, Suite 200
Irvine, California 92606

Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 16.01.

16.02.   Modification.  This Agreement shall not be changed, modified, terminated or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or permitted assigns.

16.03.   Severability.  The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

16.04.   Construction.The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland.

16.05.   Entire Agreement.  This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.  This Agreement may not be modified or amended other than by an agreement in writing.

16.06.   Waiver.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

16.07.   Gender.  Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

16.08.   Titles Not to Affect Interpretation.  The titles of Sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

16.09.   Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

[The remainder of this page is intentionally left blank.
Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Passco Apartment REIT, INC.

By: /s/ William H. Winn, President
William H. Winn, President

PASSCO ADVISORS, LLC

By: /s/ William H. Winn, President
William H. Winn, President